CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Liquidix, Inc.

We consent to the incorporation by reference of our Independent Auditors' Report dated July 1, 2002, on the financial statements of Liquidix, Inc. for the year ended March 31, 2002 and the fifteen month period ended March 31, 2001, and to the reference to us as experts, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around July 18, 2002.

/s/ Semple & Cooper, LLP
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CERTIFIED PUBLIC ACCOUNTANTS
Phoenix, Arizona
July 18, 2002